Exhibit 23.2

WILLKIE FARR & GALLAGHER LLP

787 Seventh Avenue

New York, NY 10019-6099

Telephone: 212-728-8000

Facsimile: 212-728-8111

CONSENT OF COUNSEL

We consent to the references to our firm under the captions “Income Tax Aspects,” “Legal Matters” and “Experts” in this Post-Effective Amendment No. 2 to the Form S-1 Registration Statement (Reg. No. 333-117275) as filed with the United States Securities and Exchange Commission on April 13, 2006 and the related Prospectus for Citigroup Diversified Futures Fund L.P.

April 13, 2006

/s/ Willkie Farr & Gallagher LLP